Exhibit (h)(vi)
Schedule B
This Schedule is attached to and made part of the Securities Lending Authorization
Agreement, dated the 28th day of November, 2007 between SPDR® INDEX SHARES
FUNDS, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON
SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE
STREET BANK AND TRUST COMPANY (“State Street”).

Taxpayer
Identification
Fund Name	Number	Tax-Year End
DJ STOXX 50® ETF	42-1537593	September 30
DJ EURO STOXX 50® ETF	04-3669927	September 30
SPDR® Dow Jones International Real Estate ETF	13-4332931	September 30
SPDR® FTSE/Macquarie Global Infrastructure 100 ETF	83-0463550	September 30
SPDR® MSCI ACWI ex-US ETF	83-0463548	September 30
SPDR® Russell/Nomura PRIME™ Japan ETF	13-4332933	September 30
SPDR® Russell/Nomura Small Cap™ Japan ETF	13-4332932	September 30
SPDR® S&P® Russia ETF	26-2998458	September 30
SPDR® S&P® China ETF	83-0463564	September 30
SPDR® S&P® Emerging Asia Pacific ETF	83-0463567	September 30
SPDR® S&P® Emerging Markets ETF	83-0463563	September 30
SPDR® S&P® Emerging Europe ETF	83-0463559	September 30
SPDR® S&P® Emerging Latin America ETF	83-0463558	September 30
SPDR® S&P® Emerging Middle East & Africa ETF	83-0463556	September 30
SPDR® S&P® World ex-US ETF	83-0463554	September 30
SPDR® S&P® International Small Cap ETF	83-0463552	September 30
SPDR® S&P® BRIC 40 ETF	83-0463562	September 30
SPDR® S&P® International Dividend ETF	24-1445966	September 30
SPDR® S&P® International Mid Cap ETF	26-1702171	September 30
SPDR® S&P® Emerging Markets Small Cap ETF	26-1702217	September 30
SPDR® Dow Jones Global Real Estate ETF	26-1947861	September 30
SPDR® S&P® Global Natural Resources ETF	27-2999449	September 30
SPDR® S&P® International Consumer Discretionary Sector ETF	26-2524091	September 30
SPDR® S&P® International Consumer Staples Sector ETF	26-2524153	September 30
SPDR® S&P® International Energy Sector ETF	26-2524202	September 30
SPDR® S&P® International Financial Sector ETF	26-2524256	September 30
SPDR® S&P® International Health Care Sector ETF	26-2524307	September 30
SPDR® S&P® International Industrial Sector ETF	26-2524364	September 30
SPDR® S&P® International Materials Sector ETF	26-2524430	September 30
SPDR® S&P® International Technology Sector ETF	26-2524483	September 30
SPDR® S&P® International Telecommunications Sector ETF	26-2524556	September 30
SPDR® S&P® International Utilities Sector ETF	26-2524613	September 30
SPDR® S&P® Asia Pacific ETF*	83-0463565	September 30
SPDR® S&P® Europe ETF*	83-0463561	September 30
SPDR® S&P® Emerging Africa ETF*
SPDR® S&P® Emerging South East Asia ETF*
SPDR® S&P® Emerging GCC-Middle East ETF*
SPDR® S&P® Ireland ETF*

Taxpayer
Identification
Fund Name	Number	Tax-Year End
SPDR® S&P® Brazil ETF*
SPDR® S&P® India ETF*

*	Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a “ * ” shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.
DATED: September 13, 2010